EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Webster Financial Corporation:

We consent to the incorporation by reference in the registration statements Nos. 333-37530, 333-88021, 333- 48548, 333-87508, 333-104871, 333-107263, 333-122344, 333-132068, 333-137951, 333-156419, 333-161604, 333-167161, 333-183875, 333-212075, 333-231066, 333-239255, 333-255454 and 333-257035 on Form S-8 and Registration Statements No. 333- 71707, 333-37714, 333-60656, 333-67074, 333-100846, and 333-251239 on Form S-3 of Webster Financial Corporation of our reports dated February 25, 2022, with respect to the consolidated balance sheets of Webster Financial Corporation and subsidiaries as of December 31, 2021 and 2020, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2021, which reports appear in the December 31, 2021 annual report on Form 10-K of Webster Financial Corporation.

/s/ KPMG LLP
Hartford, Connecticut
February 25, 2022